Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
8/6/2025	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS SECOND QUARTER 2025 RESULTS

•Global comparable sales increased 3.8%, with broad-based growth across all segments

•Systemwide sales* to loyalty members across 60 loyalty markets were approximately $33 billion for the trailing twelve-month period and approximately $9 billion for the quarter

CHICAGO, IL - McDonald's Corporation today announced results for the second quarter ended June 30, 2025.

“Our 6% global Systemwide sales growth this quarter is a testament to the power of compelling value, standout marketing, and menu innovation—proving again that when we stay focused on executing what matters most to our customers, we grow,” said Chairman and CEO Chris Kempczinski. “Our technology investments and ability to scale digital solutions at speed will continue to elevate the McDonald’s experience for customers, crew, and our global System.”

Second quarter financial performance:
•Global comparable sales increased 3.8%:
•U.S. increased 2.5%
•International Operated Markets increased 4.0%
•International Developmental Licensed Markets increased 5.6%
•Consolidated revenues increased 5% (4% in constant currencies).
•Systemwide sales increased 8% (6% in constant currencies).
•Consolidated operating income increased 11% (8% in constant currencies). Results included pre-tax charges of $43 million primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current year charges, as well as prior year pre-tax charges of $154 million, consolidated operating income increased 7% (4% in constant currencies).**
•Diluted earnings per share was $3.14, an increase of 12% (10% in constant currencies). Excluding the current year charges described above of $0.05 per share, diluted earnings per share was $3.19, an increase of 7% (5% in constant currencies) when also excluding prior year charges.**

*Refer to page 4 for a definition of Systemwide sales.
**Refer to pages 2 and 3 for additional details on our results for the second quarter 2025 and 2024.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended June 30,
	2025	2024
U.S.	2.5%	(0.7)%
International Operated Markets	4.0	(1.1)
International Developmental Licensed Markets	5.6	(1.3)
Total Company	3.8%	(1.0)%

•U.S.: Comparable sales results were primarily driven by positive check growth.

•International Operated Markets: All markets reflected positive comparable sales.

•International Developmental Licensed Markets: Positive comparable sales were led by Japan, with all geographic regions reflecting positive comparable sales.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended June 30,				Six Months Ended June 30,
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,843	$6,490	5%	4%	$12,799	$12,659	1%	1%
Operating income	3,232	2,920	11	8	5,880	5,655	4	4
Net income	2,253	2,022	11	9	4,121	3,951	4	4
Earnings per share-diluted	$3.14	$2.80	12%	10%	$5.74	$5.46	5%	5%

Results for 2025 included the following:
•Pre-tax charges of $43 million, or $0.05 per share, for the quarter and $109 million, or $0.12 per share, for the six months, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
Results for 2024 included the following:
•Net pre-tax charges of $97 million, or $0.11 per share, for the quarter and $89 million, or $0.10 per share, for the six months, primarily related to non-cash impairment charges associated with the sale of McDonald's business in South Korea
•Pre-tax charges of $57 million, or $0.06 per share, for the quarter and $100 million, or $0.10 per share, for the six months, related to restructuring charges associated with Accelerating the Organization
Excluding the above items, operating income growth for both periods was primarily driven by higher sales-driven Franchised margins. Results for the six months were partly offset by lower Company-owned and operated margins, driven by the U.S.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended June 30,
	Net Income				Earnings per share - diluted
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,253	$2,022	11%	9%	$3.14	$2.80	12%	10%
(Gains)/Charges	34	124			0.05	0.17
Non-GAAP	$2,286	$2,146	7%	5%	$3.19	$2.97	7%	5%

	Six Months Ended June 30,
	Net Income				Earnings per share - diluted
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$4,121	$3,951	4%	4%	$5.74	$5.46	5%	5%
(Gains)/Charges	84	150			0.12	0.20
Non-GAAP	$4,206	$4,101	3%	2%	$5.86	$5.66	4%	3%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members are comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 60 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and six months ended June 30, 2025.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on August 6, 2025. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 44,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on August 6, 2025. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended June 30,	2025	2024	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$4,213	$3,940	$273	7%
Sales by Company-owned and operated restaurants	2,458	2,461	(2)	—
Other revenues	172	89	83	92

TOTAL REVENUES	6,843	6,490	353	5

Operating costs and expenses
Franchised restaurants-occupancy expenses	654	629	25	4
Company-owned and operated restaurant expenses	2,078	2,074	4	—
Other restaurant expenses	149	69	80	n/m
Selling, general & administrative expenses
Depreciation and amortization	106	101	5	5
Other	595	590	4	1
Other operating (income) expense, net	29	107	(78)	(73)
Total operating costs and expenses	3,611	3,570	40	1

OPERATING INCOME	3,232	2,920	312	11

Interest expense	390	373	17	4
Nonoperating (income) expense, net	(18)	(9)	(10)	n/m

Income before provision for income taxes	2,861	2,555	305	12
Provision for income taxes	608	533	75	14

NET INCOME	$2,253	$2,022	$231	11%

EARNINGS PER SHARE-DILUTED	$3.14	$2.80	$0.34	12%

Weighted average shares outstanding-diluted	717.6	722.0	(4.5)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Six Months Ended June 30,	2025	2024	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$7,874	$7,663	$211	3%
Sales by Company-owned and operated restaurants	4,590	4,816	(225)	(5)
Other revenues	334	180	154	85

TOTAL REVENUES	12,799	12,659	140	1

Operating costs and expenses
Franchised restaurants-occupancy expenses	1,274	1,256	18	1
Company-owned and operated restaurant expenses	3,937	4,109	(172)	(4)
Other restaurant expenses	289	137	152	n/m
Selling, general & administrative expenses
Depreciation and amortization	213	199	13	7
Other	1,170	1,212	(42)	(3)
Other operating (income) expense, net	36	90	(55)	(60)
Total operating costs and expenses	6,918	7,003	(85)	(1)

OPERATING INCOME	5,880	5,655	225	4

Interest expense	766	746	20	3
Nonoperating (income) expense, net	(76)	(54)	(22)	40

Income before provision for income taxes	5,190	4,964	227	5
Provision for income taxes	1,069	1,013	57	6

NET INCOME	$4,121	$3,951	$170	4%

EARNINGS PER SHARE-DILUTED	$5.74	$5.46	$0.28	5%

Weighted average shares outstanding-diluted	717.9	724.0	(6.1)	(1)%
n/m Not meaningful